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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                  F O R M 8 - K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) January 31, 1998

                           CleveTrust Realty Investors
                           ---------------------------
             (Exact name of registrant as specified in its charter)

                                  Massachusetts
                                  -------------
                 (State or other jurisdiction of incorporation)

                    0-5641                         34-1085584
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           (Commission File Number)    (IRS Employer Identification No.)

               2001 Crocker Road, Suite 400, Westlake, Ohio 44145
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (440) 899-0909
                                                           --------------
                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)






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5. Other Events:
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On February 26, 1998 CleveTrust Realty Investors (the "Trust") was informed by
The NASDAQ Stock Market, Inc. ("NASDAQ") that the Trust was not in compliance with the net tangible assets requirement under Maintenance Standard 1, pursuant to NASD Marketplace Rule 4450(a)(3), which became effective on February 23, 1998. The rule calls for a minimum net asset value of $4,000,000. On March 5, 1998 the Trust responded to NASDAQ that as of January 31, 1998 the Trust did have a net asset value in excess of $4,000,000 as a result of the January 30, 1998 sale of one of the Trust's properties. The Trust supplied NASDAQ with a copy of its January, 1998 internal statements as support. On March 13, 1998 NASDAQ responded to the Trust that the supporting statements needed to be public statements. Therefore, the Trust is filing, as Exhibit 99.1 to this Form 8-K, a copy of its unaudited financial statements and related footnotes for the month ended January 31, 1998.

7. Financial Statements and Exhibits:
   ----------------------------------

    (c)  Exhibits

         99.1 Financial Statements and Notes to Financial Statements for the month ended January 31, 1998.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

                                    CLEVETRUST REALTY INVESTORS
                                    ---------------------------
                                            (Registrant)

Date:  March 18, 1998               By:   /s/ Michael R. Thoms
                                          --------------------
                                          Michael R. Thoms
                                          Vice President and Treasurer







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                                  EXHIBIT INDEX
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Exhibit
Number          Description
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99.1            Financial Statements and Notes to Financial Statements for the
                month ended January 31, 1998.